Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Sweetwater Project Designated by U.S. Government for Fast-Track Permitting to Add In-Situ Recovery Capability, Creating the Largest Dual-Feed Uranium Facility in the U.S.

As the largest uranium complex in the U.S., Sweetwater’s inclusion reflects its strategic importance in restoring domestic uranium production in support of President Trump’s goal of unlocking America’s mineral resources and rebuilding its nuclear industrial base.

Casper, Wyoming, August 5, 2025 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce that its Sweetwater Uranium Complex has been designated as a transparency project by the U.S. Federal Permitting Improvement Steering Council (the “Steering Council”) as part of the implementation of President Trump’s March 20, 2025 Executive Order on Immediate Measures to Increase American Mineral Production.

The Executive Order directed federal agencies to fast-track permitting for certain infrastructure and critical mineral projects selected by the Steering Council. As a result, Sweetwater has been selected for fast-tracking and added to the FAST-41 transparency dashboard. The addition of projects like Sweetwater supports America’s mineral production goals by creating a more efficient and transparent federal permitting process for projects with the potential to supply minerals critical to the nation.

UEC’s primary objective of this permitting initiative is to enable In-Situ Recovery (“ISR”) mining methods, a lower-impact approach to uranium extraction, within the existing mine permit boundary and to expand the mine boundary to include adjacent ISR-amenable deposits located on federally managed lands overseen by the Bureau of Land Management (the “BLM”). The BLM, under the Department of the Interior, is the lead agency for federal permitting.

Amir Adnani, UEC President and CEO, stated:

“Sweetwater’s selection under FAST-41 reinforces its national importance as a key project to achieve the United States' goals of establishing reliable infrastructure, supporting nuclear fuel independence. Acquired from Rio Tinto in 2024, Sweetwater will be UEC’s third hub-and-spoke production platform, following operational advancements underway in Wyoming’s Powder River Basin and South Texas. On completing this tack-on permitting initiative, Sweetwater will be the largest dual-feed uranium facility in the United States, licensed to process both conventional ore and ISR resin. This will provide the Company unrivaled flexibility to scale production across the Great Divide Basin, leveraging UEC’s leading domestic resource base. We’re proud of and grateful for the Steering Council’s support under President Trump’s Executive Order to fast-track a secure, predictable, and affordable supply of critical minerals.”

Trump Administration Presidential Appointee, Emily Domenech, Executive Director of the Federal Permitting Improvement Steering Council added:

“I am excited to welcome the Sweetwater Complex to the FAST-41 transparency dashboard in support of President Trump’s goal of unlocking America’s mineral resources. The uranium that this project can produce would be game-changing for our nation as we work to reduce our reliance on Russia and China, strengthen our national and economic security, and reestablish a robust domestic supply chain of nuclear fuel."

About the Sweetwater Processing Plant

UEC’s Sweetwater Complex, anchored by the Sweetwater Processing Plant which is a 3,000 ton per day conventional uranium mill, fully licensed and permitted by the State of Wyoming. With an existing licensed capacity of 4.1 million pounds of U₃O₈ per year, on completion of this ISR permitting initiative, Sweetwater will be the largest licensed uranium production facility in the United States with dual-feed capability.

Additional key highlights of the Sweetwater Complex:

●	U.S. Leading Resource Base: Over 175 million pounds of historic uranium resources(1).
●	Scalable Platform with Rich Data: 6.1 million feet of historic drilling; Uranium Energy’s basin portfolio now totals ~108,000 acres.
●	Previously Permitted Mines: Includes the Sweetwater (Red Desert), Big Eagle, and Jackpot (Green Mountain) uranium mines, approved for conventional mining methods.
●

Highly Invested Asset Base with Scarcity Value: Significant time and cost savings in modifying existing plant versus building a new facility, including shared infrastructure and enhanced operating synergies.

Note:

1.

Based upon internal studies and other historic data prepared by prior owners of the underlying projects and dated between 1984 and 2019. Such estimates are being treated by the Company as historical in nature and a qualified person has not done sufficient work to classify the historical estimates as current mineral resources. The Company is not treating them as current resource estimates and is disclosing these historic estimates for illustrative purposes and to provide readers with relevant information regarding the projects. In addition, such estimates were not prepared under S-K 1300 standards and the results of future estimates by the Company may vary from these historic estimates.

The technical information in this news release respecting the Company’s projects has been reviewed and approved by Chris Hamel, P.Geo., Vice President Exploration, Canada, for the Company, being a Qualified Person as defined by SEC Regulation S-K 1300.

About Uranium Energy Corp

Uranium Energy Corp is America’s largest and fastest growing supplier of uranium needed to produce safe, clean, reliable nuclear energy. UEC is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has three hub and spoke platforms in South Texas and Wyoming with a combined licensed production capacity of 12.1 million pounds U3O8 per year. These production platforms are anchored by licensed Central Processing Plants (“CPPs”) and served by multiple U.S. ISR uranium projects. In August 2024, ISR operations began at the Christensen Ranch project in Wyoming, sending uranium loaded resin to the Irigaray CPP in Wyoming. The Company has diversified uranium holdings including: (1) a conventional pipeline of high-grade Canadian projects anchored by the worldclass Roughrider project; (2) one of the largest physical uranium portfolios of U.S. warehoused U3O8; and (3) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector. The Company's operations are managed by professionals with decades of hands-on nuclear fuel industry experience including the key facets of uranium exploration, development, mining and production.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: AØJDRR

ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management and include, among others, statements regarding the Company’s expectations regarding permitting amendments and its expectations regarding the Sweetwater Complex. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, future mineral resource estimates may vary from historic estimates, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays or failures in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage and other factors described in the Company’s filings with the Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.